UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2021

HyreCar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 23, 2021 HyreCar Inc. (the “Company”) announced that Serge De Bock has been appointed to serve as the Company’s new Chief Financial Officer. Mr. De Bock will assume the Chief Financial Officer position effective July 5, 2021. The Board of Directors appointed Mr. De Bock as Chief Financial Officer as a result of the retirement of Scott Brogi who notified the Company that, for personal reasons, effective July 5, 2021 he will retire from all positions he holds with the Company. Mr. Brogi will provide on-going consulting services to the Company to assist in the transition of his duties to Mr. De Bock.

As Chief Financial Officer Mr. De Bock’s base salary will be $350,000, payable in accordance with the Company’s standard payroll schedule. Mr. De Bock will also receive an equity award in accordance with the terms of the Company’s equity compensation plan. Mr. De Bock is expected to enter into an agreement that imposes various restrictive covenants on Mr. De Bock, with the terms of that agreement to be substantially similar to those entered into by other Company executives.

Prior to joining the Company Mr. De Bock, age 40, served as the Senior Vice President of Finance at Spin, a Ford mobility company, acting as its Divisional Chief Financial Officer, a position he held since April 2020. In his role as Divisional Chief Financial Officer at Spin Mr. De Bock led the finance, accounting and procurement functions of the organization. Prior to his tenure at Spin, from March 2018 through until April 2020, Mr. De Bock served as the Head of Finance of Twitch, an interactive gaming, social video, and content platform. Prior to joining Twitch, starting in August 2015 Mr. De Bock held various positions as Liberty Mutual Insurance, including serving as an Assistant Vice President and Senior Director, Strategy, Finance and Analytics where he led teams providing analytical support, strategic planning and financial reporting in the organization.   Mr. De Bock is a 2002 graduate of the Université Catholique de Louvain and received an MBA from The University of Chicago Booth School of Business in 2009.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 23, 2021, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 14,877,024 shares of common stock were present or represented by proxy at the Annual Meeting, representing approximately 73% of the Company’s issued and outstanding common stock as of the April 26, 2021 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2021.

Item 1 – Election of two Class III members to the board of directors for a term of office expiring at the annual meeting of stockholders in 2024 and until his successor has been duly elected and qualified.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Grace Mellis	5,121,181	3,487,023	6,268,820
Brooke Skinner Rickets	5,471,246	3,136,958	6,268,820

Item 2 – Approval of the adoption of the HyreCar 2021 Equity Compensation Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
5,137,319	3,358,351	112,534	6,268,820

Item 3 – Ratification of the appointment of dbbmckennon as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
14,723,936	148,638	4,450	0

Based on the foregoing votes, the director nominees were elected and Items 2 and 3 were approved.

Item 7.01 Regulation FD Disclosure

On June 23, 2021, the Company made available a presentation to its stockholders at the Annual Meeting. The presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the presentation materials is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission filings and other public announcements. The Company undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (“Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 8.01 Other Events.

On June 23, 2021, the Company issued a press release announcing the retirement of Mr. Brogi and the appointment of Mr. De Bock as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1. A copy of the press release announcing is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Presentation materials for the June 23, 2021 HyreCar Inc. Annual Shareholder Meting
99.2	Press release issued by HyreCar Inc. on June 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: June 24, 2021	By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

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